Exhibit 24
POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned constitutes and appoints J. James Gaynor and Donald O. Retreage, Jr., and each of them, his true and lawful attorneys’-in-fact and agents, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K for the fiscal year ended June 30, 2019, and any and all amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed by the following persons on the dates indicated.

/s/ Robert Ripp	September 6, 2019	/s/ J. James Gaynor	September 11, 2019
Robert Ripp		J. James Gaynor

/s/ Sohail Khan	September 11, 2019	/s/ Craig Dunham	September 10, 2019
Sohail Khan		Craig Dunham

/s/ Steven Brueck	September 4, 2019	/s/ Louis Leeburg	September 3, 2019
Steven Brueck		Louis Leeburg

/s/ M. Scott Faris	September 3, 2019	/s/ Joseph Menaker	September 4, 2019
M. Scott Faris		Joseph Menaker